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                                                                      EXHIBIT 1

                      SCHEDULE 13D JOINT FILING AGREEMENT

        The undersigned and each other person executing this joint filing agreement (this "Agreement") agree as follows:

        (i) The undersigned and each other person executing this Agreement are individually eligible to use the Schedule 13D to which this Exhibit is attached and such Schedule 13D is filed on behalf of the undersigned and each other person executing this Agreement; and

        (ii) The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.


DATED: September 2, 1997


                                Jay F. Joliat Qualified Terminable Interest
                                Marital Trust u/a/d 4-8-82


                                By:        /s/ Jay F. Joliat
                                     ----------------------------------
                                        Jay F. Joliat, Trustee


                                David A. Hagelstein Trust u/a/d 10-27-93


                                By:        /s/ David A. Hagelstein
                                     ----------------------------------
                                        David A. Hagelstein, Trustee

                                Sun Pharmaceutical Industries Limited


                                By:        /s/ Dilip S. Shanghvi
                                     ----------------------------------
                                        Dilip S. Shanghvi,
                                        Managing Director


                                           /s/ Jay F. Joliat
                                     ----------------------------------
                                        Jay F. Joliat

                                            /s/ David A. Hagelstein
                                     ----------------------------------
                                        David A. Hagelstein

                                           /s/ Shantilal N. Shanghvi
                                    ----------------------------------
                                        Shantilal N. Shanghvi

                                            /s/ Dilip S. Shanghvi
                                    ----------------------------------
                                        Dilip S. Shanghvi

                                           /s/ Sudhir V. Valia
                                    ----------------------------------
                                        Sudhir V. Valia

                                           /s/ Narendra N. Borkar
                                    ----------------------------------
                                        Narendra N. Borkar